CD-ROMs for consumers

This page allows you to find a distributor near you, or who will ship to your location.

There is als a standard CD imageavavilable for you to burn onto your own CD-R. Since this is a very large downmload (approximately 700 MB at this time), whe also make it available through the BitTorrent Peer to Peer network. for information on BitTorrent, see the Peer To Peer project page .

The current BitTorrent download may be started by

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The distributors below are listed alphabetically by country here as a courtesy; OpenOffice.org does not endorse any of them nor do we guarantee the contents of the CDs they sell. We also do not post any advertisements on behalf of any distributor.

CD-ROM Distributors

All offer the latest release. Check the particular distributor for the CD's contents (for example, localized builds).

Note: OpenOffice.org makes no claims about the contents of any CD-ROM you may purchase from a distributor listed here. We list these only as a courtesy to the community.

Global

Distributor	Location	Software
8 days a week	UK	"Easy installation" CD has our custom installer (for Windows) plus OOo downloads for all other platforms. Current "Standard ISO" CD & "Portable OOo on USB Key" also available. User support offered through our website.
ALIBAWEB	France	All platforms. Deliver World-wide.
aum-engineering	Austria, Czech Republic, Germany	All platforms, all available languages, shipping worldwide
Flexity Amazon.com zShop	USA	Windows stable versions, support options, shipping worldwide
XPLinux	Europe	All platforms, source, binaries. For worldwide distribution. Send e-mail: sales@xplinux.biz

Argentina

Distributor	Location	Software
Altomarketing.com	Argentina	Current Stable release
Linux-cd.com.ar	Argentina	All platforms, source
TeleVentas.Info	Argentina	All platforms, Spanish.

Australia

Distributor	Location	Software
Andrew Greig	Australia	Primarily Windows.
Ashby Electronics	Australia	All Platforms
A OneStop Solution	Australia	Current versions
Bandr Computers	Australia	All Platforms. E-mail contact only
Cybersite	Australia	All platforms, localizations
Earthlink InternetServices	Australia	Stable releases, all platforms
EverythingLinux Australia	Australia	All platforms
Firstbyte Software & Hardware Pty. Ltd.	Australia	All platforms.
it_werkz	Australia	All platforms

lankum.com	Australia	All platforms and sources. Two CDs, standard CD plus second CD containing PPC Linux and FreeBSD ports plus source code.
Linux Information Technology	Australia	Linux and Windows, and other platforms.
Linux Services WA	Australia	Linux and Windows, and other platforms.
Linux Systems Labs Australia	Australia	All platforms
NS Computing	Australia	All platforms (some only upon request), English and local languages, source upon request.
Ozcolour	Australia	Windows, Linux, Solaris & Mac OS-X versions in English.
Probe Web Services	Australia	Current Stable version.
SMART-itc (Smart Information Technology Consulting)	Australia	Mainly Windows, later the Standard CD.
TeleWizards	Melbourne	All platforms.
Terminus Networks Services	Australia	All platforms, source

Austria

Distributor	Location	Software
aum-engineering	Austria, Czech Republic, Germany	All platforms, all available languages, shipping worldwide
Kamin	Austria	Deutsch, Englisch. Linux, Windows, Solaris, OS X
Pdisc	Austria/Europe	Category 4: English, German, all platforms

Belgium

Distributor	Location	Software
ITphonic	Belgium	All platforms, also OEM pre-installed.
mosp	Belgium	All platforms.

Network & Other Services bvba	Belgium	Linux, Solaris & Windows binaries, in English and Dutch (when space allows, otherwise Solaris will be left out). Also the dictionaries and the Java modules will be included.
SPIER bvba	Belgium	Windows and Linux
Vespacious	Belgium	All Platforms, in English and Dutch.
XANDERS	Belgium	Latest stable version, All platforms in Dutch, French, English and German

Brazil

Distributor	Location	Software
Bowl Software	Brazil	Windows (binaries only).
Freewarecds	Brazil	Brazil-Portuguese localization (Windows) and Linux; source, and information on the site
lokal Host	Rio Grande do Sul	All Platforms

Canada. (See also USA)

Distributor	Location	Software
CDB Computer Services	Canada	Linux & Windows. English language, French on request.
Cyber Playground	Canada	All Platforms. Also offers technical help and support.
ECR	Canada/USA	Windows, Linux, Mac OS, Solaris, FreeBSD, English.
GA Computer Sciences Inc.	Canada	Current Stable Release.
Half Price Computer Books	Canada	Current release, all platforms.
HisOwn Technologies	Canada	Standard CD
Lux	Canada (Québec)	Current version, English and French, Windows
OhdowCorp	Canada/USA	Easy one-click install for Windows. Both English and French with Canadian English and French dictionaries. Includes source files

Precise-ITC, Inc.	Canada	Latest build binaries for English version of Sparc, Linux i386, Win32 and the source.
QC Quality of Course Inc.	Canada	Hybrid HFS/ISO filesystem. English and French localizations. Mac installers in HFS root, all others in ISO tree.
Smaller Solutions	Canada (see also USA/Canada)	Linux, Solaris-Sparc, Windows
TBERNARD SOFTWARE Inc.	New Brunswick	Currently standard ISO. Later will supply bi-lingual French/English CD.
Trades West Web Services	Canada	All platforms, available localizations on request.

Chile

Distributor	Location	Software
Partnet Consultores	Chile	To be advised

China

Distributor	Location	Software
Podico	China	All available languages and localizations for Windows and Linux; application only

Colombia

Distributor	Location	Software
CompuKeep Ltda.	Colombia	Category 4: All platforms, Spanish, source upon request
cosaslibres.com	Colombia	Linux, Solaris, Windows, Documentación, Desarrollo Guia y Manuales de OpenOffice.org
ecomercio.com.co	Colombia	Linux, Windows, Guia y Manual del usuario
TiendaLinux.com	Colombia	Tienda en linea donde puedes adquirir las ultimas versiones de OpenOffice en Español tanto para Windows como Linux. (Email)

Costa Rica

Distributor	Location	Software
Consorcio Software Libre	Costa Rica	Category 1: All platforms, files, localizations

Croatia (Hrvatska)

Distributor	Location	Software
Vutronik	Croatia (Hrvatska)	Windows English and Croatian, Dictionaries, extras.

Czech Republic

Distributor	Location	Software
aum-engineering	Austria, Czech Republic, Germany	All platforms, all available languages, shipping worldwide
Free and Open	Czech Republic	Category 4: Stable (English); Czech, Slovak for Linux, Windows; Source.
Linux-CD.cz	Czech Republic	Czech + English localized versions, Linux, Windows, PowerPC

Denmark

Distributor	Location	Software
Casalogic	Denmark	All platforms (some only upon request), English and local language; source upon request

Ecuador

Distributor	Location	Software
EcuaLUG	Ecuador	All platforms, Spanish, source upon request

Estonia

Distributor	Location	Software
konsultant.ee	Estonia	Linux and Windows; Estonian and English
Leksiko Kirjastus	Estonia	OpenOffice with printed handbook

Finland

Distributor	Location	Software
Osta Linux!	Finland	Windows and Linux

Flanders

Distributor	Location	Software
PC-World	Flanders	All platforms

France

Distributor	Location	Software
Ikarios	France	French, Italian, Spanish

Germany

Distributor	Location	Software
AJS-Computer	Germany/Bavaria	Standard German CD.
Aktion OpenOffice	Germany	Stable and Pro-Box
aum-engineering	Austria, Czech Republic, Germany	All platforms, all available languages, shipping worldwide
Bin-OS-Projekte	Germany	Stable, Linux, Windows, Mac OS X, PrOOo-Box, German-Version,
CustomCDROM.de	Germany	All platforms
DomainCube	Germany	Standard German ISO.
Iso4Linux	Germany	Linux, Windows, German
IT Management Rhein Ruhr Dr. Pepinski & Planitzer	Germany	All Platforms.
ixsoft	Germany	OpenOffice 1.1.1, stable English and German (localized), for Linux, Windows and Solaris, including complete Sources
Lin24.de	Germany	All Platforms, German and English
LinISO	Germany	All platforms; German and English
Prof. Dr. Muhammad Schmidt	Germany	Window Platforms only, Language Versions: German, English, Chinese (Simplified & Traditional), Japanese, Korean including Java component installers for all these languages. To use Far Eastern language versions of OpenOfficeOrg on Western Window systems, I have included the necessary extras such as Unicode support files, some Far Eastern script fonts, viewers and input editors (MS Global IME) for users of Window versions lower than Windows 2000.
Techtel	Germany	Windows (German).

Webplanet Corporation	Germany	English, French, Spanish, Italian, German

Greece

Distributor	Location	Software
Interzone (in Greek)	Greece	Greek localized

Hong Kong

Distributor	Location	Software
Trivaltior Ltd.	Hong Kong	Windows platform, English and Chinese

Hungary

Distributor	Location	Software
LinuxCD.hu - Linux, BSD, BeOS rendel• online!	Hungary	All platforms, spell checker the oroginal english version and the Hungarian translation of OO.o

India

Distributor	Location	Software
btbytes	India	Openoffice.org 1.0.3 for Windows, Linux(x86) and Mac OSX (X11)
C-DAC	India	Primarily for Windows with software for creating contents in all Indian languages.
HomeAndSecurity.com	India	Current Stable versions.
LinuxBazar	India	All platforms, English
Linux.Mejokj.com	India.	Standard ISO.
Murugapandian Barathee	India	Stable, localised (Tamil)
Worktools	India	TBD

Indonesia

Distributor	Location	Software
Data Informasi Persada	Indonesia	All platforms, also OEM pre-installed

Ireland

Distributor	Location	Software
Celtic Linux	Ireland	Linux, Windows, source, other applications

Italy

Distributor	Location	Software
A Nice Web	Italy	Current stable versions.
Capitolium	Italy	Stable Italian Localized releases
ELETTRONET	Italy	All Platforms
Innovatek	Italy	Category 4: Stable binaries (Windows, Linux, Mac OS-X) Italian
ISTITUTO GAMMA	Italy	Binaries for Linux and Windows, English and Italian, more on request.(Operates in over 70 cities, check also at local school for stocks.)
OpenOffice.org.umbria.net	Italy	TBD
Teleura	Italy	Windows to begin. Linux to follow later.
Terra Firma Srl	Italy	All Platforms
Tre Emme	Italy	Category 1, 2 or 3; on request

Malaysia

Distributor	Location	Software
Byte Craft Sdn. Bhd.	Malaysia	All Platforms
CheapISO.com	Malaysia	Category 4: Windows, Linux in English
Digital Innovations	Malaysia	Windows, with Linux support to come soon. English and Bahasa Malaysia
JuiceAPac Sdn Bhd	Malaysia	Windows, Current Stable Release

México

Distributor	Location	Software
Consultora en Sistemas de Informacin	México	Category 4: Windows and Linux binaries in English and Spanish, including dictionaries and hyphens.
Linux OpenSource	México	All platforms, Spanish
Mayan Open Source Enterprises	México	Stable Releases for Windows and Linux in English and Spanish, plus Spanish dictionaries.
Open Tech	México	Windows, Linux, Solaris, English & Spanish, other dictionaries, etc.

small world international trading & consulting	México	Windows and Linux

Morroco

Distributor	Location	Software
Winsoft Maghreb	Morroco	Linux and Windows

Netherlands

Distributor	Location	Software
OpenSoft	Netherlands	Category 4: Stable, Localized

New Zealand

Distributor	Location	Software
The Blonde and the Bloke PC Support	New Zealand	Current stable build. Windows only, will supply 1.0.3.1 for windows 95 users.
Fishpond.co.nz	New Zealand	Standard "all platforms" CD.
Linux Shop Limited	New Zealand	All platforms, current versions
OpenOffice.org NZ	New Zealand	Windows, Linux, Mozilla (Win, Lin), other files.

Pakistan

Distributor	Location	Software
iinix Solutions	Pakistan	Category 1.

Perú

Distributor	Location	Software
Bgroup del Peru	Peru	Current Stable relese, Spanish. Contact by Email
Puppisoft.Org	Perú	Soporte informático, distribución, y tutoria (enseñamos) en el software. (OpenOffice, Linux, PHP, MySql, MsOffice). Distribuimos software OpenSource.

Philippines

Distributor	Location	Software
Net Effect	Philippines	English version for Linux and Windows

Poland

Distributor	Location	Software
Castor Th	Poland	Category 1: Windows i Linux; Polski

Darcom	Poland	Windows i Linux; Polski, English.
MOKART	Poland	Category 1 contains everything.

Portugal

Distributor	Location	Software
FCCS	Portugal	Windows, Linux: Portuguese, links to Source
Paradigma	Portugal	All platforms, ISO, source

Romania

Distributor	Location	Software
Intersol SRL	Romania	Latest version for Windows and Linux.
Kamin	Romania	Latest version, German, English. Linux, Windows, Solaris, OS X
System & Network Solutions	Romania	Latest version for all paltforms (including Mac).

Singapore

Distributor	Location	Software
TecWave	Singapore	All Platforms, latest releases. Email
Into-OS	Singapore	Any customized content
Mynasoft	Singapore (S/E Asia)	Linux

Slovakia

Distributor	Location	Software
G-TEK	Slovakia	Languages: English and Slovak: Platforms: Windows and Linux.
OSSConsulting	Slovakia	Stable or developer binaries (Windows, Linux) Slovak

South Africa

Distributor	Location	Software
Digital 4Sight	South Africa	Stable release
Intoweb	South Africa	Linux and OpenOffice.org
ITStudio (PTY) LTD	South Africa	Category 4
Lexpro Systems	South Africa	Category 4: Windows, Linux
OpenSystems	South Africa	Category 4: Windows,English Stable + Beta versions and Dictionary Installer

Raspberry Solutions	South Africa	Using the contributed ISO image.
Sadalbari Open Software	South Africa	Stable and localized versions
Simplex IT cc	South Africa	Windows, English. Contact via e-mail.
SWD Tech	South Africa	Stable for Linux x86 and Windows platforms
Tangent Systems	South Africa	Windows and Linux, no source
Translate.org.za	South Africa	Windows, Linux South African language builds and spellcheckers

Spain

Distributor	Location	Software
Lantek Informatica	Spain	All platforms, Localized versions and source.
OpenService	Spain	Category 4: Windows, Linux, Spanish, Dictionaries
Superalumnos.net	Spain	- Windows/Linux. Idiomas: Español, Catalán, Gallego, Euskara. Documentación adicional.
Tagoror Networks	Spain	Category 4: Windows / Linux / Spanish (es), Catalan (ca), English (en), and Portuguese (pt)
Xasa Networks	Spain	All platforms. Source, Spanish, English, French, Italian
XP Factory	Spain (local distributor)	Linux,Windows, Spanish localization and dictionary

Sweden

Distributor	Location	Software
OSS CDs	Sweden	English and Swedish on Windows and Linux including source. Other localizations and platforms may be delivered upon request.

Switzerland

Distributor	Location	Software
Aktion Office-CD	Switzerland	Category 4, latest stable German binaries for Windows, Linux, Mac, some dictionaries, ooextras, German documentation, OOo-Magazin (from Wolfgang Henderkes) (Note: Only ships to Switzerland)
Fico Media	Switzerland	Linux, Windows, some localizations
Goelaan SA	Switzerland	Goelaan SA est une socit•de service sp•ialiste Linux et r•eau pour les entreprises (Suisse romande)

GNUWin	Switzerland	Category 4: Stable binaries (Windows)
InforMatrix GmbH	Switzerland	German for Windows, Dictionaries, SDK, German documentation, German templates
LynuxTraining	Switzerland	Category 4: French only, for Linux and Windows
STRATEGY SA	Switzerland	Windows Stable

Turkey

Distributor	Location	Software
Gelecek	Turkey	Localized (Turkish) version of the latest version, for both Linux and Windows platforms, with additional templates from oooextras and documents from ooodocs.
Penguen Yazilim	Turkey	Localized (Turkish) release of the latest and development version for both Windows and Linux. Additional tools, templates, documentation and software is also included.
Sevgi Bilgisayar	Turkey	Category 4: Stable binaries (Windows) Turkish

United Arab Emirates

Distributor	Location	Software
bizness-solutions.com	UAE	Category 4: Linux, Windows, English; soon, Arabic (Linux, Windows)

United Kingdom

Distributor	Location	Software
8 days a week	UK	"Easy installation" CD has our custom installer (for Windows) plus OOo downloads for all other platforms. Current "Standard ISO" CD & "Portable OOo on USB Key" also available. User support offered through our website.
AMS Computer Systems	UK	Mac OSX, Linux and Windows, mainly binary only at this stage.
BPEnet Humphrey Consulting	UK, Luxembourg	All platforms, source, binaries
Caterham Computing	UK	Linux, Windows, other files
CheepLinux	UK	All platforms, source, binaries

Computerised Business Systems Limited	UK	OEM distributor for Small to medium-sized business in the North West UK
Demos Technosis Ltd	UK	All platforms, source on request. Localized versions on request
Edgetech Design	UK and USA	Current stable versions.
Fenland Software Ltd	UK	Standard CD (All platforms).
Frugal IT	UK	Standard All Platforms CD.
Henderson IT Services Limited.	UK	Category 3 /stable, /contrib. Email
ISP Computing	UK	All current versions of Windows and Linux builds. Email
KARSA	UK	Current stable release, English
Key Computing Services	UK	Windows current release with support.
Linux Bbyte	UK	Windows, Linux, Mac OS X and Solaris (x86). Will ship to UK, EU, USA, Canada, Australia and New Zeeland.
LinuxEmporium	UK	Linux; possibly other platforms
The Linux Store	UK	Standard CD
MC3 Solutions Limited	UK	Category 3. Also OEM installations.
nCD enterprises/Wilmslow High School	UK	All platforms - current ISO, some localizations also available. Source on request. nCD enterprises is a non-profit organisation run by a small group of year 10 Business Studies students.
Nouvotech Systems.	UK	Current Stable version, Windows and Linux
OpenFree	UK	Standard ISO plus BSD and PPC builds Linux with additional documentation.

Optimise Software Consultancy	UK	Current release on CD, Windows and Linux for people in the United Kingdom. Free installation support by email.
The Purple Acorn.	UK	Standard CD ISO image.
Solutions (Networking) Ltd	UK	All Platforms.
Solid Web Designs Ltd.	UK	
Techlink Consultants	UK	Windows, Linux
Tuxland.co.uk	UK	Current Stable releases.
The Learning Machine	UK	Linux and Windows versions. Also supply OEM installation on Windows, Linux or dual-boot machines.
T. J. Computers Ltd.	UK	Windows and Linux.
UNIQ Computer Systems	UK	Current release.
Wordit Limited	UK	Windows, Linux; solver, too (if it fits); English, German; Sales: Europe-wide.

United States of America

Distributor	Location	Software
123linux.biz	USA	Windows, Linux, Mac OSX
205LAN LLC	USA	All stable releases.
Aavex Technology Corporation	USA	Category 4: Stable binaries (Windows, Solaris, Linux)
access4hope.org	USA	TBA
The A Drive Computer Services	USA	All platforms, current stable release.
Alternative Software	USA	All platforms, price includes shipping
Alternativ-OS	USA	Stable versions, English and Spanish.
Amazon.com zShop	USA	Windows stable versions, support options, shipping worldwide

askABAS	USA	Operating Systems: Linux, NetWare & Windows; Languages: English and Spanish (Puerto Rico)
Atari-Source	USA	All platforms, languages (upon request); source, additional tools and software; priority mail shipping included
BestInspectors	USA	Category 4: TBD
Breeze Business Solutions LLC	USA	Current stable versions.
Bulldog Computers	USA	TBD
buyneatstuff	USA/Canada	English and Spanish, all platforms.
Catmandu	USA	Stable version, all platforms.
Chance Pittenger	USA	Current Stable versions.
CheapBytes	USA/Canada	All platforms
Clone Computer Corporation	USA	Current Stable release, English.
ComputerHelperGuy on the Internet	USA	All platforms; source & binaries. The site comes in two versions, with ads, and without
Computers n Things	USA	All files, Windows and Linux.
Cornerbyte Store	USA/Canada	Category 4: Easy to install CD -Stable Binaries - (Windows/Mac) English + Bonus Software
Cosmi Corporation	USA	Category 4: Stable binaries (Windows) with Source, DTP, Accounting, other programs
Da Bargain Connection	USA (Hawai'i)	Latest release; contact by email.

Dan Edwards	Indiana	OpenOffice Suite CD Rom disc.
DigitalWAN	USA	Linux and Windows, and other platforms on request.
Discount Linux CD's	USA/Canada	All platforms
ECR	USA/Canada	Windows, Linux, Mac OS, Solaris, FreeBSD, English.
Ecnal Enterprises	USA	Category 4: Stable (English) for Windows & Linux; Source upon request.
E&D Information Technology Service	USA	Current Stable versions. OEM installation also available.
Flexiety Software Company	USA	Windows stable versions plus support and update options. Company ships world-wide.
Free OpenOffice.org CDROM	USA/Canada	Windows Stable version
Free Software CDR	USA	All releases, source available
Gary Rehahn	USA	Windows and Linux. Contact via Email
GetOpenOffice.org	USA	Software for all platforms (You will also be able to find instrucional/tutorial material on this site).
Half Price Computer Books	USA	Current release, All platforms.
Heavenly Electronics	USA	Windows and Linux binaries in English with links to other resources such as source, dictionaries, localized files, etc as well as multimedia tutorials.

Hen's Teeth Network	USA	CDROMs and local installation and training services in the St. Louis, Missouri area. Windows and Mac OSX, English only.
Hitekz	USA	All platforms (incl. Mac), English. Email
Interlock Consulting	USA	Category 4: All platforms.
Jaysteel	USA	All platforms, English
Jordo Media	USA	All platforms with Extras
Joseph Heingarten	USA	All Platforms
KGC Ministries Online Resource Center	USA	Standard CD in English. Spanish version may follow later.
kubero.ntfn.org	USA	Windows installer, plus Java installer, templates and clip-art
Linux 4 PCs	USA	Linux, Windows, Source
LinuxCentral.com	USA/Canada	All platforms, plus extras.
LinuxInstall.org Project	USA	Category 4 - RPM package for Red Hat Linux based on beta/RC tree
Linux Unlimited	USA	All platforms; source
Lyciall's	USA	Windows Stable Release English Only
MacRowsoft.com	USA	All Platforms (Internet sales).
MasterMason	USA	Category 4: English, Windows
Manny Resendes	USA	English (Catergory 4) CD's with for Linux, Windows, Solaris, Mac OS, & FreeBSD.
Main Street Computers	USA	Windows only.
Medina Technology Solutions (MTS)	USA	All Platforms

Mel's CDs	USA	Current Stable version.
Mike's PC	USA	TBD
NovoPC	USA	Standard CD. Also OEM installations and training.
OCS Computer	USA	Linux, Windows, other files
OhdowCorp	USA/Canada	Easy one-click install for Windows. Both English and French with Canadian English and French dictionaries. Includes source files
OilSpecialist.com	USA	Offering Linux, Windows, Solaris and Mac OS X (Standard CD)
onetruegem.com	USA	All platforms, all localizations
OSdepot.com	USA	Stable releases for Windows, Linux and Mac OS X
PGD	USA	Category 4: English, Windows, Linux
Privateer Software	USA	Primarily Windows for now. We currently have CDs created for English, Spanish, Brazilian Portuguese, and Chinese. Other languages will be added.
The Prospecting Group	USA	Current Versions for Windows, Linux and Solaris.
The RealMind Store	USA	All platforms with or without all available dictionaries.
Rokland LLC	USA	Windows, Source
Ron Julian	USA	Windows, Linux (coming soon)
Sampson Community College Small Business Center	USA	Standard CD.

Savoia Computer	USA	Windows
Scallan Services	USA	Price includes 2-day FedEx to US locations
School Library Net	USA	Linux, Windows, Mac OS X11
SkeeterBytes	USA	All platforms
SOLOEnterprises Computer Service Orange County	USA	Stable release
Stratitec	USA	All platforms
Surplus Computer Depot	USA	OEM and Category 4: Stable (English) for Windows
The Open Source Community	USA	All platforms.
TransOps.net, LLC	USA	GNU/Linux ("Linux"), Windows and Mac OSX installers.
tunesender	USA	Category 3: Stable (Windows, Linux, LinuxPPC, Source), Contrib (Mac OS X11, FreeBSD, etc.)
Tux CDs	USA	Linux binaries, solver, source
University at Albany ResNet Program	USA	Current Stable versions.
Virtual Technologies	USA	Current Stable Release.
Zentek International	USA	Category 4: TBD, popular items

Venezuela

Distributor	Location	Software
SoporteOnline.com.ve	Caracas	Stable, all platforms.